Exhibit 99.1

News Release

Investor Relations: Kate Vanek, +1 646 654 4593

Media Relations: Kristie Bouryal, +1 646 654 5577

NIELSEN REPORTS SECOND QUARTER 2013 RESULTS AND PROVIDES UPDATE ON CAPITAL ALLOCATION

•	Revenues for the quarter increased 3% to $1,386 million, up 4% in constant currency

•	Adjusted EBITDA for the quarter grew 6% to $396 million, up 6% in constant currency

•	Net income for the quarter grew 306% to $426 million, up 302% in constant currency

•	Adjusted Net Income for the quarter grew 25% to $187 million, up 23% in constant currency

•	Free cash flow for the quarter more than doubled vs. prior year to $106 million; cash flow from operations was $206 million for the quarter

•	Announcement of 25% increase of quarterly dividend to $0.20 and $500 million share repurchase authorization

New York, USA – July 30, 2013 – Nielsen Holdings N.V. (NYSE: NLSN), a leading global provider of information and insights into what consumers watch and buy, today announced financial results for the second quarter ended June 30, 2013.

“Nielsen’s second quarter results reflect solid operating and financial performance,” said David Calhoun, Chief Executive Officer of Nielsen. “With our continued focus on providing clients with innovative solutions, expansion into new geographies and our successful portfolio transformation, we are well positioned to execute our growth strategy and deliver greater value to shareholders over time.”

Calhoun continued, “We were pleased to announce a 25% increase to our quarterly dividend and a $500 million share repurchase authorization today. Returning excess cash to our shareholders continues to be an important component of our capital allocation strategy. The actions we announced today reflect our continued focus on long term shareholder value and confidence in the cash generation potential of the company.”

Second Quarter 2013 Operating Results

Revenues for the second quarter increased 3% to $1,386 million, or 4% on a constant currency basis compared to the second quarter of 2012. Our revenue performance was driven by a 2% increase within our Buy segment (3% increase on a constant currency basis), and a 5% increase within our Watch segment (5% on a constant currency basis). Growth in Information services was driven by increased client investment in retail measurement in all regions around the world with the exception of Europe. Our Insights services business delivered favorable growth driven by higher client demand worldwide.

Adjusted EBITDA for the second quarter increased 6% to $396 million, or 6% on a constant currency basis compared to the second quarter of 2012. We continue to see the benefits of productivity efforts that enable our reinvestment in growth initiatives.

Net income for the second quarter increased 306% to $426 million, or 302% on a constant currency basis compared to the second quarter of 2012.  The second quarter 2013 results included a $303 million gain associated with the sale of our Expositions business in June 2013. Net income per share, on a diluted basis, was $1.12 compared to $0.28 in the second quarter of 2012.

Adjusted Net Income for the second quarter increased 25% to $187 million, or 23% on a constant currency basis compared to the second quarter of 2012.  Adjusted Net Income per share on a diluted basis was $0.49 compared to $0.40 in the second quarter of 2012.

Financial Position

As of June 30, 2013, cash balances were $1,157 million and gross debt was $6,255 million. Net debt (gross debt less cash and cash equivalents) was $5,098 million and our net debt leverage ratio was 3.30x at the end of the quarter. Capital expenditures were $100 million for the second quarter of 2013 as compared to $70 million for the second quarter of 2012.

In May 2013, a secondary public offering of 40.3 million shares of our common stock was completed on behalf of certain selling stockholders, primarily comprised of the Sponsor group.  All proceeds went to the selling stockholders and the offering did not have a significant impact on our operating results or financial position. Subsequent to this offering the sponsors hold approximately 41% of the Company’s common stock.

In June 2013, we completed the sale of our Expositions business for total cash consideration of $950 million and recorded a gain on the sale of $303 million.  See “Unaudited Supplemental Information Reflecting Impact of Dispositions” section for revised historical revenue and Adjusted EBITDA.

Free cash flow for the second quarter more than doubled to $106 million from $46 million in the second quarter of 2012 and cash flow from operations increased to $206 million in the second quarter from $116 million in the second quarter of 2012.  The increases were driven by stronger operating performance, working capital improvements and favorable interest expense.

Capital Allocation And Other Matters

On July 25, 2013, our board of directors approved a 25% increase in the quarterly cash dividend to $0.20 per share, to be paid on September 11, 2013 to holders of record of shares of our common stock on August 28, 2013.

Our board of directors also approved a new share repurchase program for up to $500 million of Nielsen’s outstanding common stock. The primary purpose of the program is to mitigate dilution associated with the company’s equity compensation plans. Repurchases will be made in accordance with applicable securities laws from time to time in the open market depending on Nielsen management’s evaluation of market conditions and other factors. The program will be executed within the limitations of the existing authority granted at Nielsen’s 2013 Annual General Meeting of Shareholders.

On April 16, 2013, Arbitron’s shareholders voted to approve our proposed acquisition of Arbitron.  The transaction remains subject to customary closing conditions, including regulatory review.

Effective July 8, 2013, Nielsen was added to the S&P 500 Index.

Conference Call and Webcast

Nielsen will hold a conference call to discuss second quarter results at 8:30 a.m. U.S. Eastern Time (ET) on July 30, 2013.  The audio and slides for the call can be accessed live by webcast at http://nielsen.com/investors or by dialing +1-888-317-6016. Callers outside the U.S. can dial +1-412-317-6016. The passcode for the call is “Nielsen.” An audio replay and transcript will be available on the investor relations website after the call.

Forward-looking Statements

This news release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include without limitations general economic conditions, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, the acquisition of Arbitron, as well as legal and regulatory rules affecting Nielsen’s business and specific risk factors discussed in other releases and public filings made by the Company (including the Company’s filings with the Securities and Exchange Commission). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this press release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

About Nielsen

Nielsen Holdings N.V. (NYSE: NLSN) is a global information and measurement company with leading market positions in marketing and consumer information, television and other media measurement, online intelligence and mobile measurement. Nielsen has a presence in approximately 100 countries, with headquarters in New York, USA and Diemen, the Netherlands. For more information, visit www.nielsen.com.

From time to time, Nielsen may use its website and social media outlets as channels of distribution of material company information.  Financial and other material information regarding the company is routinely posted and accessible on our website at http://www.nielsen.com/investors, our Twitter account at http://twitter.com/NielsenIR and our iPad App, NielsenIR, available on the App Store.

Results of Operations—(Three and Six Months Ended June 30, 2013 and 2012)

The following table sets forth, for the periods indicated, the amounts included in our Condensed Consolidated Statements of Operations:

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
(IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)	2013	2012	2013	2012
Revenues	$1,386	$1,342	$2,705	$2,615
Cost of revenues	580	549	1,159	1,099
Selling, general and administrative expenses	434	428	876	866
Depreciation and amortization	126	120	247	243
Restructuring charges	8	16	43	53
Operating income	238	229	380	354
Interest income	—	1	1	2
Interest expense	(73)	(101)	(151)	(201)
Foreign currency exchange transaction gains/(losses), net	(4)	(4)	(16)	(13)
Other (expense)/income, net	—	10	(12)	4
Income from continuing operations before income taxes and equity in net income of affiliates	161	135	202	146
Provision for income taxes	(46)	(37)	(64)	(35)
Equity in net income of affiliates	4	4	3	2
Income from continuing operations	119	102	141	113
Income from discontinued operations, net of tax	307	3	319	17
Net income	426	105	460	130
Net income/(loss) attributable to noncontrolling interests	—	1	(1)	1
Net income attributable to Nielsen stockholders	$426	$104	$461	$129
Net income per share of common stock, basic
Income from continuing operations	$0.32	$0.28	$0.38	$0.31
Income from discontinued operations	$0.82	$0.01	$0.85	$0.05
Net income attributable to Nielsen stockholders	$1.14	$0.29	$1.23	$0.36
Net income per share of common stock, diluted
Income from continuing operations	$0.31	$0.28	$0.38	$0.31
Income from discontinued operations	$0.80	$0.01	$0.84	$0.05
Net income attributable to Nielsen stockholders	$1.12	$0.28	$1.22	$0.35

Weighted-average shares of common stock outstanding, basic (a)	376,580,064	361,528,675	373,598,206	361,205,184
Dilutive shares of common stock	4,979,326	4,347,044	4,844,229	4,665,666
Weighted-average shares of common stock outstanding, diluted	381,559,390	365,875,719	378,442,433	365,870,850

•	On February 1, 2013, the mandatory convertible subordinated bonds were converted into 10,416,700 shares of Nielsen’s common stock at a conversion rate of 1.8116 shares per $50.00 principal amount of the bonds.

Certain Non-GAAP Measures

We use the non-GAAP financial measures discussed below to evaluate the results of our operations. We believe that the presentation of these non-GAAP measures provides useful information to investors regarding financial and business trends related to our results of operations and that when this non-GAAP financial information is viewed with our GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. None of the non-GAAP measures presented should be considered as an alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Constant Currency Presentation

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results.

Adjusted EBITDA and Adjusted Net Income

We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, goodwill and intangible asset impairment charges, stock-based compensation expense and other non-operating items from our consolidated statements of operations as well as certain other items considered unusual or non-recurring in nature. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors.

We define Adjusted Net Income as net income or loss from our consolidated statements of operations before income taxes, depreciation and amortization associated with acquired tangible and intangible assets, restructuring charges, goodwill and intangible asset impairment charges, other non-operating items from our consolidated statements of operations and certain other items considered unusual or non-recurring in nature, reduced by cash paid for income taxes. Also excluded from Adjusted Net Income is interest expense attributable to the mandatory convertible subordinated bonds converted on February 1, 2013. Adjusted Net Income per share of common stock presented on a diluted basis includes potential common shares associated with stock-based compensation plans that may have been considered anti-dilutive in accordance with GAAP. The amount also includes the weighted-average amount of shares of common stock convertible associated with the mandatory convertible bonds based upon the average price of our common stock during the period.

Adjusted Net Income and Adjusted Net Income per share of common stock are not presentations made in accordance with GAAP.

The below table presents a reconciliation from net income to Adjusted EBITDA and Adjusted Net Income and a reconciliation from weighted-average shares outstanding on a GAAP basis to diluted shares outstanding for the three and six months ended June 30, 2013 and 2012, respectively:

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
(IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)	2013	2012	2013	2012
Net income	$426	$105	$460	$130
Income from discontinued operations, net of tax	(307)	(3)	(319)	(17)
Interest expense, net	73	100	150	199
Provision for income taxes	46	37	64	35
Depreciation and amortization	126	120	247	243
EBITDA	364	359	602	590
Equity in net income of affiliates	(4)	(4)	(3)	(2)
Other non-operating expense/(income), net	4	(6)	28	9
Restructuring charges	8	16	43	53
Stock-based compensation expense	11	6	21	14
Other items(a)	13	3	20	5
Adjusted EBITDA	396	374	711	669
Interest expense, net	(73)	(100)	(150)	(199)
Depreciation and amortization	(126)	(120)	(247)	(243)
Depreciation and amortization associated with acquisition-related tangible and intangible assets	38	35	74	71
Cash paid for income taxes	(37)	(39)	(66)	(62)
Stock-based compensation expense	(11)	(6)	(21)	(14)
Interest expense attributable to mandatory convertible bonds	—	6	2	12
Adjusted net income	$187	$150	$303	$234
Adjusted net income per share of common stock, diluted	$0.49	$0.40	$0.80	$0.62
Weighted-average shares of common stock outstanding, basic	376,580,064	361,528,675	373,598,206	361,205,184
Dilutive shares of common stock from stock compensation plans	4,979,326	4,347,044	4,844,227	4,665,666
Shares of common stock convertible associated with the mandatory convertible bonds	—	10,416,700	1,784,076	10,416,700
Weighted-average shares of common stock outstanding, diluted	381,559,390	376,292,419	380,226,509	376,287,550

•	For the three and six months ended June 30, 2013 and 2012, other items primarily consist of transaction related costs.

Free Cash Flow

We define free cash flow as net cash provided by operating activities less capital expenditures. We believe providing free cash flow information provides valuable supplemental information regarding the cash flow that may be available for discretionary use by us. Free cash flow is not a presentation made in accordance with GAAP.  The following table presents a reconciliation from net cash provided by operating activities to free cash flow:

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
(IN MILLIONS)	2013	2012	2013	2012
Net cash provided by operating activities	$206	$116	$260	$113
Less: Capital expenditures	(100)	(70)	(170)	(152)
Free cash flow	$106	$46	$90	$(39)

Net Debt and Net Debt Leverage Ratio

The net debt leverage ratio is defined as net debt (gross debt less cash and cash equivalents) as of the balance sheet date divided by Adjusted EBITDA for the twelve months then ended. Net debt and the net debt leverage ratio are commonly used metrics to evaluate and compare leverage between companies and are not presentations made in accordance with GAAP. The calculation of net debt and the net debt leverage ratio as of June 30, 2013 is as follows:

(IN MILLIONS)
Gross debt as of June 30, 2013	$6,255
Less: cash and cash equivalents as of June 30, 2013	1,157
Net debt as of June 30, 2013	$5,098

Adjusted EBITDA for the year ended December 31, 2012	$1,504
Less: Adjusted EBITDA for the six months ended June 30, 2012	669
Add: Adjusted EBITDA for the six months ended June 30, 2013	711
Adjusted EBITDA for the twelve months ended June 30, 2013	$1,546
Net debt leverage ratio as of June 30, 2013	3.30x

Unaudited Supplemental Information Reflecting Impact of Dispositions

On June 17, 2013, we completed the sale of our expositions business, and recorded a net gain of $303 million associated with this divestiture.  The condensed consolidated statements of operations reflect the operating results of this business as a discontinued operation.  Summarized results of operations for this discontinued operation for the three and six months ended June 30, 2013 are as follows:

	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
(IN MILLIONS)
Revenues	$43	$100
Operating Income	12	41
Depreciation and amortization	4	9
Other items(a)	4	4
Adjusted EBITDA	$20	$54

•	For the three and six months ended June 30, 2013, other items consist of transaction related costs.

The below tables detail supplemental unaudited Total Nielsen revenues and non-GAAP business segment income, which have been adjusted to reflect the impact of the discontinued operations on our historical operating results, for the first quarter of 2013 and for each of the quarterly periods in the two years ended December 31, 2012 and 2011

Revenues
(IN MILLIONS)
2013
Three months ended March 31	$1,319
2012
Three months ended March 31	$1,273
Three months ended June 30	1,342
Three months ended September 30	1,351
Three months ended December 31	1,441

Total	$5,407

2011
Three months ended March 31	$1,240
Three months ended June 30	1,352
Three months ended September 30	1,343
Three months ended December 31	1,393

Total	$5,328

Non-GAAP Business Segment Income
(IN MILLIONS)

2013
Three months ended March 31	$315
2012
Three months ended March 31	$295
Three months ended June 30	374
Three months ended September 30	382
Three months ended December 31	453

Total	$$1,504
2011
Three months ended March 31	$284
Three months ended June 30	372
Three months ended September 30	369
Three months ended December 31	425

Total	$1,450